EXHIBIT 10.1

[SUPERVALU Letterhead]

Corporate Offices
PO Box 990
Minneapolis, MN  55440
(952) 828-4000

February 3, 2013

Sam Duncan
8612 NW 21st Avenue
Vancouver, WA  98665

Dear Sam:

This letter amends the letter agreement that you entered into with SUPERVALU INC (the “Company”), dated as of January 10, 2013 (the “Letter Agreement”).

The Letter Agreement shall be amended as follows:

1.      The last two sentences of the first paragraph of the Letter Agreement are hereby deleted in their entirety and replaced by the following:

“This letter agreement will become effective on February 4, 2013 (the “Commencement Date”).”

2.      The first sentence of the section with the heading “Term” is hereby deleted in its entirety and replaced by the following:

“This letter agreement shall have a three-year term, beginning on the Commencement Date and ending on the third anniversary of the Commencement Date, unless terminated earlier by either party at any time and for any reason (the “Term”).”

3.      The first sentence of the section with the heading “Positions and Duties” is hereby amended to add the following proviso at the end thereof:

“; provided that, your duties shall not include supervising and being responsible for the consummation of the transactions described in (x) the Stock Purchase Agreement by and among AB Acquisition LLC, the Company and New Albertson’s, Inc., dated as of January 10, 2013 and (y) the Tender Offer Agreement by and between Symphony Investors, LLC, the Company and Cerberus Capital Management, L.P., dated as of January 10, 2013.”

Sam Duncan
February 3, 2013

4.      The second to last sentence of the section with the heading “Positions and Duties” is hereby deleted in its entirety and replaced by the following:

“In addition, the Board will take such action as may be necessary to appoint or elect you as a member of the Board as soon as practicable following the appointment of the two Additional Directors (as defined in the Tender Offer Agreement, by and between Symphony Investors LLC and the Company, dated as of January 10, 2013 (the “Tender Offer Agreement”)).”

  The two sentences in the section with the heading “Annual Equity Grants” are hereby deleted in their entirety and replaced by the following:

“For each fiscal year that you are employed during the Term, the Company will grant you annual equity awards in the form of stock options and/or performance shares at the same time as annual equity awards are granted to similarly situated executives of the Company if you remain employed with the Company on such grant date, with the grant date fair value, allocation between stock options and performance shares, performance metrics and other terms and conditions to be determined by the Board or the Compensation Committee (as constituted following the Commencement Date).”

6.      This letter shall in all respects be interpreted, enforced and governed by the laws of the State of Minnesota.

7.      Except as expressly amended hereby, the Letter Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects by the parties to the Letter Agreement.

[Remainder of Page Intentionally Left Blank]

If the foregoing accurately expresses our mutual understanding, please execute the enclosed copy of this letter in the space provided below, and return to the undersigned.

Sincerely,

 /s/ Susan E. Engel
Susan E. Engel, Chair, Leadership Development
and Compensation Committee

AGREED AND ACCEPTED:

 /s/ Sam Duncan
SAM DUNCAN